

CS FIRST BOSTON                                                                                         Exhibit 20            Page 1
                                     Key Bank USA, N.A. Automotive Specialty Finance

                                MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                                        January 1, 1999 through January 31, 1999

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                                             40,005,810.14
(B) Class A Certificate Ownership Interest of the Trust                                                          90.00%
(C) Original Class A Certificate Balance                                                                 36,005,229.12
(D) Class A Certificate Rate                                                                                      5.45%
(E) Class B Certificate Ownership Interest of the Trust                                                           6.00%
(F) Original Class B Certificate Balance                                                                 $2,400,348.60
(G) Class B Certificate Rate                                                                                      5.80%
(H) Original Class C Certificate Balance                                                                 $1,600,232.42
(I) Class C Certificate Rate                                                                                      0.00%
(J) Servicing Fee Rate                                                                                            3.50%
(K) Original Weighted Average Coupon (WAC)                                                                       20.20%
(L) Original Weighted Average Remaining Term (WAM)                                                               51.66 months
(M) Number of Contracts                                                                                          3,332
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                                            4.00%
    (ii)  Specified SA Balance                                                                             $800,116.20
    (iii) Floor Amount                                                                                      800,116.20

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                            Total Trust
                                                                                                         ---------------
(A) Total Portfolio Outstanding                                                                          $5,974,821.16
(B) Total Portfolio Pool Factor                                                                              0.1493488
(C) Class A Certificate Balance                                                                          $5,377,339.04
(D) Class A Principal Factor                                                                                 0.1493488
(E) Class B Certificate Balance                                                                            $358,489.27
(F) Class B Principal Factor                                                                                 0.1493488
(G) Class C Certificate Balance                                                                            $238,992.86
(H) Spread Account Balance                                                                                  800,116.20
(I) Payahead Account Balance                                                                                 27,684.10
(J) Cumulative Accrued Servicing Fee Balance                                                                      0.00
(K) Cumulative Net Losses for All Prior Periods                                                           4,992,521.97
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                                         19.80%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                                 19.42 months
(N) Number of Contracts                                                                                          1,083

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                      $381,750.30
    (ii)  Interest Payments Received                                                                         96,510.54
    (iii) Repurchased Loan Principal                                                                              0.00
    (iv)  Repurchased Loan Interest                                                                               0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                        0.00
(C) Amount Applied From Payahead Account                                                                        290.82
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                         19.78%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                             18.54 months
(F) Remaining Number of Contracts                                                                                1,045
(G) Delinquent Contracts
                                                                        Contracts                           Amount
                                                                      ------------   -----------------------------------------------
    (i)   30-59 Days Delinquent                                                 29           2.78%         $144,436.90        2.62%
    (ii)  60-89 Days Delinquent                                                  0           0.00%                0.00        0.00%
    (iii) 90 Days or More Delinquent                                             0           0.00%                0.00        0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                                              $16,377.44
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                                 $83,942.15
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                     28,550.64
    (iii) Recoveries on Previously Liquidated Contracts                                                      39,014.07
(F) Number of Vehicles that have been Repossessed but not yet Charged-off                                         7


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated February 1, 1996, and is correct, to the best of my knowledge.

 /s/ Thomas R. Blend                                     Vice-President                          02/10/99
------------------------------------------------------------------------                  ---------------
Signature                                                Title                             Date







CS FIRST BOSTON                                                                                         Exhibit 20            Page 2
                                     Key Bank USA, N.A. Automotive Specialty Finance

                                MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                                        January 1, 1999 through January 31, 1999
I. COLLECTIONS

(A) Principal Payments Received (C(A)i)                                                                          $381,750.30
(B) Interest Payments Received (C(A)ii)                                                                            96,510.54
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                                       67,564.71
(D) Principal on Repurchased Contracts (C(A)iii)                                                                        0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                          0.00
                                                                                                               -------------
(F) Total Collections (A+B+C+D+E)                                                                                $545,825.55

                                                                                                               -------------
(H) Total Available Amount (F+G)                                                                                 $545,825.55

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                                          $381,750.30
(B) Principal on Repurchased Contracts (C(A)iii)                                                                        0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                                      83,942.15
                                                                                                               -------------
(D) Total Principal Reduction (A+B+C)                                                                            $465,692.45

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                                                            $24,422.08
    (ii)  Monthly Principal to Class A (II(D)*A(B))                                                               419,123.20
                                                                                                               -------------
    (iii) Total Distributable Amount (i+ii)                                                                      $443,545.28

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(G)*B(E))                                                             $1,732.70
    (ii)  Monthly Principal to Class B (II(D)*A(E))                                                                27,941.55
                                                                                                               -------------
    (iii)  Total Distributable Amount (i+ii+iii)                                                                  $29,674.25

(G) Class C Distributable Amount
    (i)   Class C Monthly Interest Payment (A(I)*B(G))                                                                 $0.00
    (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                                                         18,627.70
    (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                                                     36,551.76
                                                                                                               -------------
    (iv)  Total Distributable Amount (i+ii+iii)                                                                   $55,179.46

(H) Servicing Fee Distributable Amount (A(J)*B(A)                                                                 $17,426.56

(I) Required Distributions
    (i)   Servicing Fee                                                                                           $17,426.56
    (ii)  Class A Amount (II(E)iii)                                                                               443,545.28
    (iii) Class B Amount (II(F)iii)                                                                                29,674.25
    (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                                                           0.00
    (v)   Amount Applied to Accrued Servicing Fee                                                                       0.00
    (vi)  Class C Amount (VI(A))                                                                                   55,179.46
    (vii) Excess Collections (VI(B))                                                                                    0.00
                                                                                                               -------------
    (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                                                        $545,825.55

(J) Amount of Draw from SA (IV(B)+IV(C))                                                                               $0.00


III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(J))                                                                               $27,684.10
(B) Amounts Applied to Payahead Account (C(B))                                                                          0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                                                    290.82
(D) Ending Period Balance                                                                                         $27,393.28

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                                 Begin. of Period              End of Period
(A) Balances and Principal Factors                                              -------------------          ----------------
    (i)    Total Pool Balance                                                       $5,974,821.16              $5,509,128.71
    (ii)   Total Pool Factor                                                            0.1493488                  0.1377082
    (iii)  Receivables Balance                                                       5,974,821.16               5,509,128.71

    (v)    Class A Certificate Balance                                              $5,377,339.04              $4,958,215.84
    (vi)   Class A Principal Factor                                                     0.1493488                  0.1377082
    (vii)  Class B Certificate Balance                                                $358,489.27                $330,547.72
    (viii) Class B Principal Factor                                                     0.1493488                  0.1377082
    (ix)   Class C Certificate Balance                                                $238,992.86                $220,365.16

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                     19.80%                     19.78%
    (ii)  Weighted Average Remaining Maturity (WAM)                                         19.42 months               18.54 months
    (iii) Remaining Number of Contracts                                                     1,083                      1,045





CS FIRST BOSTON                                                                                Exhibit 20                Page 3
                                     Key Bank USA, N.A. Automotive Specialty Finance

                                MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-A

                                        January 1, 1999 through January 31, 1999

V. RECONCILIATION OF SPREAD ACCOUNT ("SA")


(A) Beginning SA Balance (B(H))                                                                             $800,116.20

(B) Draw for Class A Distributable Amount and Servicing Fee                                                        0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                                          0.00
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                                    55,179.46
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))                                                    ----------------
(E) SA Balance Prior to Release (IV(A-B-C+D))                                                               $855,295.66

(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                              $800,116.20

(G) Ending Spread Account Balance (Min(E,F))                                                                $800,116.20

(H) Release from SSA, amount applied to Accrued Servicing Fees                                                     0.00

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                           $55,179.46
(B) Release from SSA                                                                                               0.00
                                                                                                       ----------------
(C)  Total Distribution to Class C Certificateholder                                                         $55,179.46

VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                              $16,377.44
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                          $83,942.15
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                             28,550.64
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                             39,014.07
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                                    5,008,899.41

(D) Delinquent and Repossessed Contracts
                                                                               Contracts                Amount
                                                                               -----------------------------------------------------
    (i)   30-59 Days Delinquent (C(G)i)                                                29       2.78%       $144,436.90        2.62%
    (ii)  60-89 Days Delinquent (C(G)ii)                                                0       0.00%              0.00        0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                          0       0.00%              0.00        0.00%

   (iv) Vehicles that have been Repossessed but not yet Charged-off (D(E))              7       0.67%         45,530.20        0.83%

VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE


(A) Ratio of Net Losses to the Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                       2.64%
    (ii)  Preceding Collection Period                                                                              3.44%
    (iii) Current Collection Period                                                                                3.29%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                      3.12%

(B) Ratio of the Balance of Contracts Delinquent 60 Days or More and the
       Balance of Contracts Repossessed and not yet Charged-off to the
       Outstanding Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                       0.83%
    (ii)  Preceding Collection Period                                                                              1.39%
    (iii) Current Collection Period                                                                                0.83%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                      1.02%

(C) Loss and Delinquency Trigger Indicator                                                              Trigger Was Not Hit


(D) Unpaid Servicing Fee                                                                                          $0.00

(E) Ending Cumulative Accrued Servicing Fee Balance                                                               $0.00






                                                                                                  Exhibit 20                  Page 4
                                              AFG Receivables Trust, 1996-A
                                             5.45% Asset Backed Certificates
                                         Statement to Class A Certificateholders
                                 (Pursuant to Section 14.10 of the Pooling and Servicing
                                         Agreement dated as of February 1, 1996)


Distribution Date:          February 16, 1999

Collection Period:          January 1, 1999 through January 31, 1999

Period (Month)                           36

Distribution Allocable to Principal (per $1,000 of beginning principal balance)                                    $         77.94

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                                     $          4.54

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                                $  5,509,128.71

Total Available Amount                                                                                             $    545,825.55

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                                    $          3.24

Class A Certificateholder's Class A Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                                  $          2.92

Unpaid Servicing Fee                                                                                               $          0.00

Ending Cumulative Accrued Servicing Fee Balance                                                                    $          0.00

Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                                           $          0.00

Class A Principal Carryover Shortfall                                                                              $          0.00

Change in Class A Principal Carryover Shortfall from the preceding Distribution Date                               $          0.00

Class A Interest Carryover Shortfall                                                                               $          0.00

Change in Class A Interest Carryover Shortfall from the preceding Distribution Date                                $          0.00

Class A Certificate Factor as of the Distribution Date                                                                   0.1377082

Class A Certificate Balance as of the Distribution Date                                                            $  4,958,215.84

Class B Certificate Factor as of the Distribution Date                                                                   0.1377082

Class B Certificate Balance as of the Distribution Date                                                            $    330,547.72

Class C Certificate Balance as of the Distribution Date                                                            $    220,365.16

The amount otherwise distributable to the Class B Certificateholders or the
  Class C Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                                      $          0.00

Balance of the Spread Account on the Distribution Date                                                             $    800,116.20

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                             $          0.00

Balance of the Payahead Account                                                                                    $     27,393.28

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                             $       (290.82)

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                                   36

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                                  $    189,967.10





                                                                                                  Exhibit 20                 Page 5
                                                AFG 1996-A Grantor Trust
                                             5.80% Asset Backed Certificates
                                         Statement to Class B Certificateholders
                                 (Pursuant to Section 14.10 of the Pooling and Servicing
                                         Agreement dated as of February 1, 1996)


Distribution Date:             February 16, 1999

Collection Period:             January 1, 1999 through January 31, 1999



Distribution Allocable to Principal (per $1,000 of beginning principal balance)                                   $          77.94

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                                    $           4.83

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                               $   5,509,128.71

Total Available Amount                                                                                            $     545,825.55

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                                   $          48.61

Class B Certificateholder's Class B Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                                 $           2.92

Unpaid Servicing Fee                                                                                              $           0.00

Ending Cumulative Accrued Servicing Fee Balance                                                                   $           0.00

Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                                          $           0.00

Class B Principal Carryover Shortfall                                                                             $           0.00

Change in Class B Principal Carryover Shortfall from the preceding Distribution Date                              $           0.00

Class B Interest Carryover Shortfall                                                                              $           0.00

Change in Class B Interest Carryover Shortfall from the preceding Distribution Date                               $           0.00

Class A Certificate Factor as of the Distribution Date                                                                   0.1377082

Class A Certificate Balance as of the Distribution Date                                                           $   4,958,215.84

Class B Certificate Factor as of the Distribution Date                                                                   0.1377082

Class B Certificate Balance as of the Distribution Date                                                           $     330,547.72

Class C Certificate Balance as of the Distribution Date                                                           $     220,365.16

The amount otherwise distributable to the Class B Certificateholders or the
  Class C Certificateholders that is distributed to Class A Certificateholders
  or the Class B Certificateholders on the Distribution Date                                                      $           0.00

Balance of the Spread Account on the Distribution Date                                                            $     800,116.20

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                            $           0.00

Balance of the Payahead Account                                                                                   $      27,393.28

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                            $        (290.82)

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                                36

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                                 $     189,967.10